CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Combined Proxy Statement/ Prospectus constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 14, 2011 relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of the Vanguard Balanced Index Fund (constituting a separate portfolio of Vanguard Valley Forge Funds), which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Vanguard Balanced Index Fund dated April 26, 2011 which is incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 30, 2011